UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

Datone, Inc.
(Name of the Registrant as Specified in its Charter)

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1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, schedule, or registration statement number:

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4.	Date filed:

INFORMATION STATEMENT

May 6, 2010

DATONE, INC.

GENERAL

This Information Statement is first being mailed on or about May 10, to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) and Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) of Datone, Inc., a Delaware corporation (the “Company”), as of the close of business on May 6, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated March 1, 2010, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock of the Company, voting together as a single class on an as-converted to Common Stock basis, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Datone, Inc.

The Written Consent authorized an amendment to our Certificate of Incorporation (the “Amendment”), which amends our current Certificate of Incorporation to:

●	to change our name to Qingdao Footwear, Inc.; and

●	to authorize the board of directors to effect a one for twenty-seven (1:27) reverse stock split of the outstanding shares of common stock.

A copy of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Tao Wang
Tao Wang
Chief Executive Officer

Date: May 6, 2010

Introduction

On February 12, 2010, the Company entered into a Share Purchase and Exchange Agreement with Glory Reach International Limited, a Hong Kong limited company, its shareholders, Greenwich Holdings LLC, and Glory Reach’s wholly owned subsidiary Hongguan Shoes Co., Ltd., a People’s Republic of China limited company.

•	Pursuant to the Exchange Agreement, the Company acquired all of the outstanding shares of Glory Reach from its shareholders.

•
In exchange, we issued to the former Glory Reach shareholders 10,000 shares of our Series A Preferred Stock, which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis.

Therefore, Glory Reach became a wholly-owned subsidiary of the Company. The share exchange resulted in a change in control of the Company.

Additional information concerning the transactions relating to the reverse merger, the related transactions and the current operating business of the Company is set forth under the heading of "Share Exchange Transaction and Acquisition of Qingdao Shoes" in this Information Statement. We urge you to read this Information Statement in its entirety.

Change in Control

On February 12, 2010, Craig H. Burton, our former President and current Director, Joseph J. Passalaqua, our former Secretary and current Director, and Joseph Meuse, our Director, submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their position as our directors effective on March 18, 2010.  In addition, our board of directors on February 12 appointed Tao Wang (Chairman), Renwei Ma and Lanhai Sun to fill the vacancies created by these resignations, which appointments became on March 18, 2010.

On March 5, 2010, we filed an Information Statement on Schedule 14F with the SEC relating to a potential change in control of our board of directors containing the information required under Rule 14f-1 of the Exchange Act.

Approval of Amendment of Certificate of Incorporation

On March 1, 2010, Swift Dynamic Limited (“Swift Dynamic”), being the record holder of 6,495 shares of our Series A Preferred Stock, constituting 63.0% of the voting power of our issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class, consented in writing to the Amendment.  The Written Consent authorized an amendment to our Certificate of Incorporation to:

●	to change our name to Qingdao Footwear, Inc.; and

●	to authorize the board of directors to effect a one for twenty-seven (1:27) reverse stock split of the outstanding shares of common stock.

A copy of the Amendment is attached to this Information Statement as Appendix A.  These corporate actions will become effective on the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Delaware, which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class. Each Stockholder is entitled to one vote per share of Common Stock and 26,190 votes per share of Series A Preferred Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 8,100,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and 10,000 shares of Series A Preferred Stock with the holders thereof being entitled to cast 26,190 votes per share.

On March 1, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Qingdao Footwear, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described under the heading of "Share Exchange Transaction and Acquisition of Qingdao Shoes" in this Information Statement.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split and increase the total number of issued and outstanding shares of our Common Stock subsequent to the split by triggering the automatic conversion of our Series A Preferred Stock into 9,700,000 shares of Common Stock. The Reverse Split has been implemented to facilitate the automatic conversion of our Series A Preferred Stock and provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

CONSENTING STOCKHOLDERS

On March 1, 2010, Swift Dynamic, being the record holder of 6,495 shares of our Series A Preferred Stock, constituting 63.0% of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority stockholder were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Delaware General Corporation Law, file the Amendment with the Delaware Secretary of State’s Office. The Amendment will become effective upon such filing (the “Effective Date”) and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As February 12, 2010, we had a total of 8,100,000 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

Series A Convertible Preferred Stock

In accordance with our Certificate of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Preferred Stock.  The Certificate of Designation was filed on February 11, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 970 shares of common stock immediately subsequent to the effectiveness of a planned 1-for-27 reverse split of our outstanding common stock, which will become effective on the Effective Date (the “Reverse Stock Split”).  Upon the reverse split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,700,000 shares of common stock, which will constitute 97% of the outstanding common stock of Datone subsequent to the Reverse Stock Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-27 reverse split (to retroactively take into account the Reverse Stock Split).

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.   Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

Following the effectiveness of the Reverse Stock Split and conversion of Series A Preferred Stock into common stock, there will be approximately 10,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

At the close of business on the Record Date, we had 8,100,000 shares of Common Stock and 10,000 shares of Series A Preferred Stock issued and outstanding.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

On March 1, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation, which amends our current Certificate of Incorporation to (i) change our name to “Qingdao Footwear, Inc.” to more accurately reflect our business operations, and (ii) effect a 1-for-27 reverse stock split of our issued and outstanding Common Stock.  The majority shareholder Swift Dynamic approved the Amendment pursuant to a Written Consent dated as of March 1, 2010. The proposed Amendment is attached hereto as Appendix A.

The Reverse Stock Split provision in the Amendment has been adopted to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and to facilitate the conversion of our Series A Preferred Stock previously issued in the Share Exchange Transaction, which is generally described in the following paragraphs.

On February 12, we completed a reverse acquisition transaction through a share exchange with Glory Reach and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the former shareholders of Glory Reach became our controlling stockholders.  The share exchange transaction with Glory Reach’s shareholders was treated as a reverse acquisition, with Glory Reach as the acquirer and Datone, Inc. as the acquired party.

Immediately following closing of the reverse acquisition of Glory Reach, one shareholder transferred 337 of the 874 shares of Series A Convertible Preferred Stock issued to him under the share exchange to certain persons who provided services to Glory Reach’s subsidiaries, pursuant to share allocation agreements that the shareholder entered into with such service providers.

Immediately following the acquisition of Glory Reach, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we transferred all of our pre-acquisition assets and liabilities to our wholly-owned subsidiary, DT Communications, Inc.

Additional information regarding the Share Exchange Transaction is contained under the heading of "Share Exchange Transaction and Acquisition of Qingdao Shoes" in this Information Statement.

1. Name Change

Our current Certificate of Incorporation states that the name of the Company is “Datone, Inc.”

Our Board of Directors unanimously approved, subject to stockholder approval, the Amendment to change our name from “Datone, Inc.” to “Qingdao Footwear, Inc.”

Stockholder approval for the Amendment changing our name was obtained by Written Consent of stockholders holding at least a majority of the voting power of our issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class, as of the Record Date. The Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Purposes for Name Change

Following the change of control of our Company and reverse acquisition of Glory Reach effected by the Share Exchange Transaction, our Board of Directors has determined that the change of our name to “Qingdao Footwear, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described under the heading of "Share Exchange Transaction and Acquisition of Qingdao Shoes" in this Information Statement.

2. Adoption of 1-for-27 Reverse Stock Split

Our Board of Directors unanimously approved, subject to Stockholder approval, the 1-for-27 Reverse Split of our issued and outstanding Common Stock, which will be effectuated in conjunction with the adoption of the Amendment. The majority shareholder Swift Dynamic also approved this action in the Written Consent.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split. The Reverse Split increases the total number of issued and outstanding shares of our Common Stock subsequent to the split by triggering the automatic conversion of our Series A Preferred Stock into 9,700,000 shares of Common Stock. The Reverse Split will become effective on the Effective Date which occurs when the Amendment is filed with the Secretary of State of the State of Delaware following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act. We currently have no plans, agreements, proposals, arrangements, or understandings for the issuance of additional shares of Common Stock for any purpose, including future acquisitions or financing transactions. We may consider issuing additional shares in the future, but at this time we have no definite plans in this regard.

On the Effective Date, 27 shares of Common Stock will automatically be combined and changed into one share of Common Stock. The table below sets forth, as of the Record Date and as of the Effective Date, the following information both before and after the proposed Reverse Split and assumes the conversion of all shares of Series A Preferred Stock into shares of Common Stock at the applicable conversion ratios:

•	the number of issued and outstanding shares of Common Stock and the number of shares of Common Stock into which the Series A Preferred Stock can be converted;

•	the number of shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock, or otherwise; and

•	the number of authorized but unissued and unreserved shares of Common Stock.

	Capital Structure prior to conversion of issued and outstanding Series A Preferred Stock on Pre-Reverse Split Basis	Capital Structure after the Reverse Split and automatic conversion of Series A Preferred Stock

	(As of Record Date)	(On Effective Date)

Issued and outstanding Common Stock	8,100,000	10,000,000

Issued and outstanding Series A Preferred Stock	10,000	-0-

Common Stock reserved for issuance upon conversion of Series A Preferred Stock	9,700,000	-0-

Authorized but unissued and unreserved Common Stock	82,200,000	90,000,000

Purposes for Reverse Split and Effects on Common Stock

As shown in the table above, the Reverse Split will trigger the automatic conversion of our Series A Preferred Stock into 9,700,000 shares of the Company’s common stock and increase the total number of issued and outstanding shares of our Common Stock.  The pre-split holders of our common stock will hold 300,000 shares of common stock subsequent to the Reverse Split.  The Reverse Split has been implemented to facilitate the automatic conversion of our Series A Preferred Stock and provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

Unless the Reverse Split is effected, the Company’s capital structure will continue to include a supermajority voting class of preferred stock and our Board of Directors believe that it is in the best interest of the Company to solely have common stock outstanding at this time to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

On the Effective Date, 27 shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any stockholder will be required in order to effect the Reverse Split.

No fractional shares of post-Reverse Split Common Stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Split Common Stock, will, if they hold a fractional share, a full share of our Common Stock.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, every 27 shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

Federal Income Tax Consequences of the Reverse Split

The combination of 27 shares of pre-Reverse Split Common Stock into one share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors, nor the approval by the majority shareholder of the reverse split or the name change provides stockholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under Section 262 of the DGCL, the certificate of incorporation or the bylaws.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Reverse Split could have an anti-takeover effect because the authorized shares are not being reduced by the reverse stock split, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult then if the authorized shares were also reduced by a reverse stock split. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. However, the Reverse Split has been effected for the primary purpose of facilitating the conversion of the Series A Preferred Stock, as well as to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the remainder of significant amounts of authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Split proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of the Company.

Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our Certificate of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Certificate of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.  In addition, our Board of Directors may issue, without further stockholder approval, up to 10,000,000 shares of Preferred Stock, par value $0.0001 per share, in one or more classes or series within a class. Any Preferred Stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of February 12, 2010, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of our equity securities by the foregoing parties before and after the 1 for 27 reverse stock split which will occur on the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware which filing will be made no earlier than 20 days after the date the Information Statement on Schedule 14C is first mailed to the our stockholders. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 269 First Huashan Road, Jimo City, Qingdao, Shandong, China. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of February 12, 2010 based upon (i) 8,100,000 shares of common stock outstanding prior to the Reverse Split and 10,000,000 shares of common stock outstanding after the Reverse Split and (ii) 10,000 shares of Series A Preferred Stock outstanding prior to the Reverse Split and 0 shares of Series A Preferred Stock outstanding after the Reverse Split.

Name and Address of Beneficial Owner	Office, If Any	Title of Class Officers and Directors	Amount and Nature of Beneficial Ownership Prior to Reverse Stock Split		Amount and Nature of Beneficial Ownership After Reverse Stock Split	Percent Series A Preferred Stock Prior to Reverse Stock Split	Percent Series A Preferred Stock After Reverse Stock Split	Percent Common Stock Prior to Reverse Stock Split	Percent Common Stock After the Reverse Stock Split	Percent of Combined Voting Power of Common Stock and Series A Preferred Stock (1)

Tao Wang	Chief Executive Officer	Series A Convertible Preferred Stock	6,495	(2)	0	65.0%	0%	-%	-%	63.0%
		Common Stock	0		6,300,000	-	-	0	63.0	-

Joseph Meuse 360 Main Street PO Box 393 Washington, Virginia 22747	Director	Series A Convertible Preferred Stock	873		0	8.7	0	-	-	8.5
		Common Stock	0		846,810	-	-	0	8.5	-

Craig Burton	Director	Common Stock	115,000		4,260	0	0	1.4	*	*

Joseph J. Passalaqua	Director	Common Stock	120,000		4,445	0	0	1.5	*	*

All officers and directors as a group (2 persons named above)		Series A Convertible Preferred Stock	7,368		0	73.7	0	2.9	71.6	71.6
		Common Stock	235,000		7,155,664

		5% Security Holders

Swift Dynamic Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, British Virgin Islands		Series A Convertible Preferred Stock	6,495	(2)	0	65.0	0	-	-	63.0
		Common Stock	0		6,300,000	-	-	0	63.0	-

Greenwich Holdings, LLC (3) 106 Glenwood Drive Liverpool NY 13090		Common Stock	6,792,781	(3)	251,585	0	-	83.9	2.5	2.5

William Luckman 360 Main Street PO Box 393 Washington, Virginia 22747		Series A Convertible Preferred Stock	874		0	8.7	0	-	-	8.5
		Common Stock	0		847,780	-	-	0	8.5	-

* Less than 1%
- N/A
(1) Common Stock shares have one vote per share.  Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 970 shares of common stock upon the effectiveness of a planned 1-for-27 reverse split of our outstanding common stock.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock based on an assumed post 1-for-27 reverse split basis.

(2) Based on 6,495 shares of Series A Preferred Stock held by Swift Dynamic Limited, a British Virgin Islands limited company.  Tao Wang serves as Chief Executive Officer and Director of Swift Dynamic Limited.

(3) Based on 6,792,781 shares of Common Stock held by Greenwich Holdings, LLC.  Greenwich Holdings, LLC is a New York limited liability company that is owned by Joseph C. Passalaqua, a resident of Liverpool, New York.

SHARE EXCHANGE TRANSACTION AND ACQUISITION OF QINGDAO SHOES

On February 12, 2010, the Company entered into and closed a Share Purchase and Exchange Agreement (the “Exchange Agreement”) with Glory Reach International Limited, a Hong Kong limited company (“Glory Reach”), its shareholders (“Glory Reach Shareholders”), Greenwich Holdings LLC, and Glory Reach’s wholly owned subsidiary Hongguan Shoes Co., Ltd., a People’s Republic of China (“PRC”) limited company (“Qingdao Shoes”).  Pursuant to Exchange Agreement we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis.

Immediately following the acquisition of Glory Reach, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we transferred all of our pre-acquisition assets and liabilities to our wholly-owned subsidiary, DT Communications, Inc.

On February 11, 2010, the Company entered into Indemnification Agreements with its three directors.  Pursuant to the Indemnification Agreements, the Company agreed to indemnify and hold harmless the directors from certain losses resulting from actions or failures to act in their capacity as directors or officers or losses resulting from their status as directors or officers.  The indemnifiable losses do not include certain losses where the directors are adjudged to be liable to the Company.  The indemnification obligations include the right to advancement by the Company of expenses related to indemnifiable claims.

Contact Information

The Company is currently located at 269 First Huashan Road, Jimo City, Qingdao, Shandong, People’s Republic of China. The Company’s phone number is (86) 0532-86595999.

Glory Reach principal executive office is also located at 269 First Huashan Road, Jimo City, Qingdao, Shandong, People’s Republic of China.  Glory Reach’s phone number is (86) 0532-86595999.

Business Conducted

Prior to the Share Exchange Transaction, the Company was a provider of both privately owned and company owned payphones and stations in New York. The Company received revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, the Company also received revenues from the service and repair of privately owned payphones and sales of payphone units.

Glory Reach is a holding company formed in Hong Kong that operates through its wholly owned operating subsidiary in China, Qingdao Shoes.  Qingdao Shoes is a designer and retailer of branded footwear in Northern China.

Terms of the Transaction

A brief description of the transaction

On February 12, 2010, we completed a reverse acquisition transaction through a share exchange with Glory Reach and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Preferred Stock which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the former shareholders of Glory Reach became our controlling stockholders.  Unless the context suggests otherwise, when we refer in this Information Statement to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Glory Reach and its consolidated subsidiaries.

Immediately following closing of the reverse acquisition of Glory Reach, one Shareholder transferred 337 of the 874 shares of Series A Preferred Stock issued to him under the share exchange to certain persons who provided services to Glory Reach’s subsidiaries, pursuant to share allocation agreements that the Shareholder entered into with such service providers.

Upon the closing of the reverse acquisition, Craig H. Burton, our President and Director, Joseph J. Passalaqua, our Secretary and Director, and Joseph Meuse, our Director, submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their  position as our directors that became effective on the tenth day following the mailing by us of an information statement  to our stockholders that complied with the requirements of Section 14f-1 of the Exchange Act, which was mailed on March 8, 2010.  In addition, our board of directors on February 12 appointed Tao Wang (Chairman), Renwei Ma and Lanhai Sun to fill the vacancies created by such resignations, which appointments became effective on March 18, 2010.  In addition, our executive officers were replaced by the Qingdao Shoes’ executive officers upon the closing of the reverse acquisition.

The Consideration Offered to Security Holders

The security holders of the Company received no consideration as a result of the Share Exchange Transaction.

The Reasons for Engaging in the Transaction

The Company was originally incorporated in the State of Delaware on August 9, 2000. The Company operated as a wholly-owned subsidiary of USIP.COM, Inc. On August 24, 2006, USIP decided to spin-off its subsidiary companies, one of which was Datone, Inc.  Datone, Inc. was a provider of both privately owned and company owned payphones and stations in New York.  Because this business has not been successful, the Company was focused on the identification of suitable businesses with which to enter into a business opportunity or business combination until February 12, 2010, when it completed its reverse acquisition of Glory Reach.  Through Qingdao Shoes, its directly owned operating subsidiary in China, the Company is engaged in the business of designing and retailing branded footwear in Northern China.

Approval of the Share Exchange Transaction

The Share Exchange Transaction was approved by the Board of Directors of Datone, Inc. on February 12, 2010. Approval by the stockholders of Datone, Inc. of the Share Exchange Transaction was not required under applicable state and federal law.

Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material

Pursuant to Exchange Agreement we issued 10,000 shares of our Series A Preferred Stock, which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis.  Each holder of Series A Preferred Stock is entitled to 26,190 votes per share.  The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.  Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

There are no other material differences in the rights of the stockholders of the Company as a result of the Share Exchange Transaction.

Brief statement as to the Accounting Treatment of the Share Exchange Transaction, if Material

The Share Exchange Transaction will be accounted for as a reverse acquisition whereby Glory Reach (the legal acquiree) is treated as the acquirer and Datone, Inc. (the legal acquirer) is considered the accounting acquired party.  The consolidated financial statements of the combined entity will be in substance those of Glory Reach, with the assets and liabilities, and revenues and expenses, of Datone, Inc. being included effective from the date of consummation of the Share Exchange Transaction. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

U.S. Federal Income Tax Consequences of the Share Exchange Transaction, if Material

The federal income tax consequences of the Share Exchange Transaction are not material.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the Share Exchange Transaction.

Reports, Opinions, Appraisals

No reports, opinions (other than opinions of counsel) or appraisals materially relating to the Share Exchange Transaction have been received from an outside party or are referred to in this Information Statement.

Past Contacts, Transactions or Negotiations

Not Applicable.

INFORMATION OF THE COMPANY

Business Overview

We are a designer and retailer of branded footwear in Northern China.  Our principal business includes (1) the design or selection of design for men’s and women’s leather shoe lines, (2) sourcing and purchase of the contract manufactured footwear and (3) retail and sales of footwear under our proprietary brand, “Hongung”.  We operate a number of flagship stores throughout greater Qingdao.  Our products are also brought to market through our extensive distribution network of authorized independent distributors as well as through third party retailers selected to operate exclusive Hongung brand stores on our behalf.  Our company headquarters and main sales office is located in Shandong province in northern China, in the city of Jimo, less than 25 miles from the major urban center of Qingdao.

Corporate History

On February 12, 2010, we completed an acquisition of Glory Reach pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Glory Reach is considered the acquirer for accounting and financial reporting purposes.  As a result of our acquisition of Glory Reach, we now own all of the issued and outstanding capital stock of Glory Reach, which in turn owns all of the outstanding capital stock of Qingdao Shoes.

Glory Reach was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company.  Qingdao Shoes was established on May 11, 2003 for the purpose of engaging in the development and sales of shoe products.  On February 8, 2010, also pursuant to the restructuring plan, Glory Reach acquired 100% of the equity interests in Qingdao Shoes from Mr. Wang Tao, our Chief Executive Officer, and other minority shareholders, who are all PRC residents.  On February 4, 2010, the local government of the PRC issued the certificate of approval regarding the change in shareholding of Qingdao Shoes and its transformation from a PRC domestic company to a wholly-foreign owned enterprise.

Since there is common control between the Glory Reach and Qingdao Shoes, for accounting purposes, the acquisitions of Qingdao Shoes has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Immediately following the acquisition of Glory Reach, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we transferred all of our pre-acquisition assets and liabilities to our wholly-owned subsidiary, DT Communications, Inc.

Please note that the information provided below relates to the combined enterprises after the acquisition of Glory Reach except that information relating to the periods prior to the date of the reverse acquisition only relate to Glory Reach and its subsidiary Qingdao Shoes, rather than Datone, unless otherwise specifically indicated.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries. The chart below presents our corporate structure.

Our Growth Strategy

We believe that the market for affordable, high quality footwear in China provides us with attractive and sustainable growth opportunities.

We intend to pursue the following strategies to achieve our goal:

1)	Continue our aggressive marketing and advertising campaigns in order to gain brand awareness.
2)	Expand distributor and third party operator stores in prime locations to maximize profits.
3)	Bring more self owned stores online to increase higher margin sales.
4)	Continue to strive for excellence in quality, customer service and design in order to attract new and retain repeat customers.
5)	Leverage our growing purchasing power with manufacturers to lower costs.

Our Products

Our products consist of men and women’s footwear. Our designs are on the whole targeted at consumers seeking business casual and formal leather shoes appropriate for an office setting. Each year we design or commission designs for more than 300 unique styles. We do not manufacture our products, but instead outsource manufacturing to third parties. Our designs are split roughly evenly between men’s and women’s products. Designs are made based on collaboration between our sales department and design department regarding market demand and assessment of what designs will be fashionable in the upcoming season. As of December 31, 2009, Men’s footwear constituted 60% of revenue and women’s footwear the remainder. As of December 31, 2009, 40% of sales were formal shoes, and the remaining 60% are attributed to casual footwear.

Sourcing and Purchase of Products

We are a retailer and designer of footwear products, and as such we fully outsource production of our footwear to third party manufacturers. Due to excess capacity in the footwear manufacturing industry in the PRC, we have historically been able to source our products at competitive prices that allow us to maintain strong margins in comparison with our competitors that do not outsource production.  In this way, we avoid what we perceive to be the risks and lower margins associated with manufacturing footwear and are able to focus our energies on our brand building and retail business.

Our suppliers are selected for their ability to meet our high quality standards, timely execution of our orders and competitive pricing. As of December 31 2009, we had contractual relationships with 60 footwear manufacturers. None of our suppliers accounted for more than 10% of the total cost of our goods sold in 2009. Our suppliers are mainly located in Wenzhou, Chongqing and various towns in Jiangsu.

Our contracts with suppliers are on an as ordered basis, with payment due at the end of the month of delivery, and are usually for a term of one year. Prices are negotiated based on a by design basis by our sourcing team. All of our suppliers are subject to our strict quality control standards, and we are entitled to return product without payment if it is not according to the quality set forth in our agreement.

During the year ended December 31, 2007, purchases from one vendor accounted for 13.2% of the total merchandise purchased by the Company. There is no such concentration for either the year ended December 31, 2008 or the year ended December 31, 2009.

Sales Channels

The following diagram details our current distribution channels:

As of December 31, 2009, we had 11 flagship stores, 11 exclusive third party managed retail outlets, and 192 outlets managed by distributors.

The following table details the locations of our sales network:

	Flagship Stores	Distributors	3rd Party Operators
Qingdao	11	26	4
Shandong	0	155	6
Xinjiang	0	1	0
Shanxi	0	3	1
Tianjiang	0	1	0
Heilongjiang	0	1	0
Hebei	0	2	0
Liaoning	0	1	0
Henan	0	1	0

Flagship Stores

We directly own or lease and operate all of our flagship stores. All are located in Jimo or greater Qingdao. Each store has an individual sales team and managers that report to our central office in Qingdao. Our sales staff are compensated on a commission based pay scale. Locations are selected according to management’s estimation of market opportunity. Our flagship stores bear the Hongguan brand name and exclusively retail Hongguan footwear.

During the years ended December 31, 2009 and 2008, the sales generated by the Company’s flagship stores accounted for 16% and 15% of total sales, respectively.

Hongguan Outlets in Jimo:

Stores Managed by Third Party Operators

In order to meet consumer demand for our products and efficiently expand of our business, we also select certain third parties to operate Hongguan branded outlets. We have rules and regulations regarding the location, size, store layout, interior design and product display of their Hongguan retail stores. All potential third party operators require prior approval before opening new stores. We visit potential locations for new outlets and consider the suitability of such locations before approval. Furthermore, all third party operators must personally operate their stores.

These operators are chosen based on the following criteria:

- Management experience in retail operations and our confidence in their ability to effectively meet our sales targets and high standards of conduct.

- Good credit and sufficient capital.

- Proposed store location, size and condition.

After approval, the third party operators must purchase a fixed amount of footwear stock at wholesale prices and Hongguan branded decorations for proper interior and exterior design. Third party operators then continue to pay wholesale prices for footwear on an on demand basis. Contracts with third party operators are typically for a period of two years.

Distributors

We identify suitable distributors and enter into distributorship agreements, usually for a term of two years. Distributors purchase wholesale priced shoes and vend them at sales points throughout China. We require our distributors to implement, monitor compliance with and enforce our retail store guidelines. Our distributors are independent third parties that do not pay us any fee other than the purchase price for the purchase of our products, nor do we pay them any incentives or fees.

Our distribution contracts usually contain the following terms:

Geographic limitation — distributors must sell our Hongguan branded footwear within a specific authorized location(s).

Wholesale price — distributors pay a discounted wholesale price for our products.

Payment and credit terms — payment and credit terms are on a case by case basis. The credit period is usually one month, and 25% percent of our distributors prepay for their stock.

Performance — Qingdao Shoes typically retains the right to end the agreement if a distributor fails to meet sales targets.

Exclusivity — the distributorship agreements allow our distributors to sell our products under the Hongguan brand on an exclusive basis.  If there are other brands featured at the distributor’s outlet, Hongguan brand shoes must constitute a certain percentage, generally a majority, of product on display.  Furthermore, the products must be displayed according to our standards.

Training — training and instructional materials are provided to all of our distributers regarding product display, decoration, and sales techniques.

Renewal and termination — we can renew contracts at our discretion and can terminate contracts if contractual conditions including sales targets are not met.

We do not have a return policy with our distributors.  In the event a distributor is unable to sell their stock, we will attempt to help them relocate it to a nearby Qingdao Shoes outlet.

Purchasing and Sales Prices

We have historically organized one sales fair per year in which distributors and third parties operators can view and select upcoming designs. We also maintain several showrooms in our head office in Jimo with the current and future product lines which our sales force visits on a regular basis.

We intend to keep the pricing of our products at reasonable levels in the foreseeable future in order to stay competitive and maintain product demand.  Our wholesale prices are generally not more than a 50% discount to the sales price.

Employees

The table below details the various departments and number of employees in each as of December 31, 2009.

Management and Sales	9
Design & Purchasing	3
Accounting	5
Warehouse	8
Administration	7
Sales	30
Total	62

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC. According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than local minimum wage.

Intellectual Property

Our products are sold under the Hongguan brand name, which is a registered trademark in the PRC.

Trademarks (Mandarin)	Trademarks	Certificate #	Valid Term
	Hongguan	3483788	March 14, 2005 to March 13, 2015

Our Facilities and Property

Our principal executive offices are in Jimo, China.

Certificate No.	Jin Guo Yong (2007) 534
User of the Land	Wang Tao
Location	West #1 Huashan Road., Jimo City, Shandong Province
Usage	Industrial
Area (sqm)	14,225
Form of Acquisition	By means of transfer
Expiration Date	12/28/2052

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the years ended December 31, 2009 and 2008, rent expense of $ 17,298 and $17,298, respectively, was included in total rent expense for the respective years. The Company leases one of its warehouse buildings to Weidong Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the year ended December 31, 2009, the Company recorded other income of $57,660 from leasing the aforementioned building and advertising expense.

Advertising and Marketing Efforts

Our sales and marketing department is responsible for the organization of sales fairs, selection, review, execution and management of contracts with third parties and distributers, and operation of our own retail outlets. We utilize television, print media, radio, the internet and outdoor billboard displays to build brand awareness. Chinese popular television star Ren Quan is currently the face of Qingdao Shoes’ advertising campaign. In 2006, we entered into a contract with Ren Quan and purchased the rights to use his image for our marketing purposes, and he is often featured in our television commercials and our various advertisements. We are contractually obligated to maintain confidentiality as to the terms at which we acquired his rights. In 2010, we entered into a contract with another Chinese popular television star Liu Xiaohu and purchased the rights to use his image for our marketing purposes, and he also is featured in our television commercials and our various advertisements.

Competition

The retail and in particular the footwear retail industry are highly competitive in the PRC. Our competitors are a number of international and domestic enterprises with shoe sales operations in our target market, including but not limited to Jinhou Footwear Company, Liangda Leather Company, Haining Leather Footwear Company and Fude Leather Shoe Company. We expect the competition to become more intensified due to the entry of new footwear retailers in the PRC and as a result we may be subject to competitive pricing pressures in the future. Quality, cutting edge style, brand awareness, customer service, highly motivated sales force and affordable footwear prices are vital cornerstones to success in our industry

Design Team

Our design team consists of three full time designers that are engaged in creating new fashionable designs for upcoming seasons. They are also engaged in the review, selection and alteration of designs proposed by contract manufacturers. On average, our design team is responsible for the selection or creation 300 models of footwear per year.

Regulation

Because our principal operating subsidiary, Qingdao Shoes, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Qingdao Shoes is considered an FIE and is directly held by our subsidiary Glory Reach in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Glory Reach by Qingdao Shoes, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our operations are currently not subject to any environmental regulations.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Datone, Inc.

Overview

During the fiscal year 2009, Datone, Inc. was a provider of both privately owned and company owned payphones (COCOT’s) and stations in New York. The Company receives revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, the Company also receives revenues from the service and repair of privately owned payphones, sales of payphone units.

Acquisition of Glory Reach

On February 12, 2010, we completed a reverse acquisition transaction through a share exchange with Glory Reach and the shareholders of Glory Reach (the “Shareholders”), whereby we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the Shareholders became our beneficially controlling stockholders. The share exchange transaction with Glory Reach was treated as a reverse acquisition, with Glory Reach as the acquirer and Datone, Inc. as the acquired party.

As a result of our acquisition of Glory Reach, we now own all of the issued and outstanding capital stock of Glory Reach, which in turn owns all of the outstanding capital stock of Qingdao Shoes.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors.

Organization and Basis of Presentation

Datone, Inc. is currently a provider of both privately owned and company owned payphones (COCOT’s) and stations in New York. The Company receives revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, the Company also receives revenues from the service and repair of privately owned payphones, and sales of payphone units.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. However, future events are subject to change, and the best estimates and judgments routinely require adjustment. The amounts of assets and liabilities reported in our consolidated balance sheet, and the amounts of revenues and expenses reported for each of our fiscal periods, are affected by estimates and assumptions which are used for, but not limited to, the accounting for allowance for doubtful accounts, goodwill and intangible asset impairments, restructurings, inventory and income taxes. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition Policies

During 2009 and 2008, the Company derived its primary revenue from the sources described below, which includes dial around revenues, coin collections, and telephone equipment repairs and sales. Other revenues generated by the company include, and commissions.

Dial around revenues are generated from calls to gain access to a different long distance carrier than is already programmed into the phone. Revenues from dial around calls are recorded based upon estimates until the coin collection revenues are generated when callers deposit coins into the phones to make calls. Coin revenues are recorded in an amount equal to the coins collected. Revenues on commissions, and telephone equipment repairs and sales are realized when the services are provided.

TWELVE MONTHS ENDED DECEMBER 31, 2009 COMPARED WITH TWELVE MONTHS ENDED DECEMBER 31, 2008

Revenue

Our total revenue decreased by $4,997 or approximately 4%, from $121,436 in the twelve months ended December 31, 2008 to $116,439 in the twelve months ended December 31, 2009. This decrease was primarily attributable to a decrease in coin revenue and payphone service revenue as well as a reduced number of payphones coupled with increased competition from wireless communication service.

Our commissions increase by $2,596 or approximately 28%, from $9,416 in the twelve months ended December 31, 2008 to $12,012 in the twelve months ended December 31, 2009. This increase was primarily attributable to a higher volume of payphones usage in our network.

Our coin call revenue decreased by $2,111 or approximately 6%, from $36,901 in the twelve months ended December 31, 2008 to $34,790 in the twelve months ended December 31, 2009. The decrease in coin call revenue was primarily attributable to a reduced number of payphones in the network.

 Our non-coin call revenue, which consists primarily of dial-around revenue, increased $3,695 or approximately 7% from $52,696 in the twelve months ended December 31, 2008 to $49,001 in the twelve months ended December 31, 2009. This increase was primarily attributed to a higher volume of toll free calling (ex. 1-800,1-888,1-877,1-866 calls) in this quarter.

Service and Repair Sales decreased by $1,787 or approximately 8% to $20,636 for the twelve months ended December 31, 2009 from $22,423 for the same period in 2008. This decrease is due to less payphones to repair and service because the number of payphones have decreased, the number of payphones breaking down and requiring repair is consequently less. We only receive service revenue for company-owned payphones and repair revenue for privately-owned payphones. Some privately-owned payphones represent unprofitable locations that we previously owned but have since sold to the site owner.

Cost of Revenue

Our overall cost of revenue increased by $3,341 or approximately 12%, from $27,346 in the twelve months ended December 31, 2008 to $30,687 in the twelve months ended December 31, 2009. This increase in our overall cost of revenue is primarily a decrease in telecommunication costs.

Our telecommunication costs increased by $3,342 or approximately 13% from $26,692 in the twelve months ending December 31, 2008 to $30,034 for the twelve months ending December 31, 2009. Our ongoing strategy is to identify and remove unprofitable payphones. Once a low revenue payphone is identified, we offer the site owner an opportunity to purchase the equipment. If the site owner does not purchase the payphone, we remove it from the site, which is evidenced by our decreased telecommunication costs as a result of removing phones for the twelve months ended December 31, 2009 over the same period in 2008. At the same time, our plan is to continue to look out for ideal locations with high traffic to install our payphones.

Depreciation expense remained constant at $653 in the twelve months ending December 31, 2009 and 2008. This is due to certain assets being fully depreciated and our ongoing strategy of identifying unprofitable payphones, and selling them to the site owners. Once a payphone is sold to the site owner, it is removed from our assets and depreciation schedules. We own telephone equipment and motor vehicles, which provide a service for a number of years. The term of service is commonly referred to as the “useful life” of the asset. Because an asset such as telephone equipment or motor vehicle is expected to provide service for many years, it is recorded as an asset, rather than an expense, in the year acquired. A portion of the cost of the long-lived asset is reported as an expense during the cost of an asset to expense over its life in a rational and systematic manner.

Our commissions expense increased by $4,902 or approximately 920% to $4,369 in the twelve months ending December 31, 2009 from ($533) in the twelve months ending December 31, 2008. This increase was due to new location who receives a monthly commission.

Operating Expenses

Operating expenses decreased by $9,634 or approximately 5% to $173,064 for the twelve months ended December 31, 2009 compared to $182,698 for the same period in 2008. This was due to the fees we pay our accountants and attorneys for performing they’re services.

Salaries and related payroll taxes decreased by $5,654 or approximately 8% to $43,103 for the twelve months ended December 31, 2009 compared to $48,757 for the same period in 2008. This decrease is due to the employee taking less payroll in 2009.

Our insurance expense decreased by $6,246 or approximately 93% to $469 for the twelve months ended December 31, 2009 compared to $6,715 for the same period in 2008. This decrease was due to a decrease in insurance premiums and cancellation of a policy.

Professional fees increased by $835 or approximately 2% to $48,395 for the twelve months ended December 31, 2009 compared to $47,560 for the same period in 2008. This decrease is due to a decrease in fees we pay to accountants and attorneys throughout the year for performing various tasks.

Our telephone, utilities, office, and vehicle expenses, together account for a decrease of $4,227 or approximately 17% to $21,297 for the twelve months ended December 31, 2009 compared to $25,524 for the same period in 2008.

Interest Expense

Interest expense, increased $31,740 or approximately 105% to $61,923 for the twelve months ended December 31, 2009 from $30,183 for the twelve months ended December 31, 2008. This increase was due to more interest-rate debt.

Net Loss from Operations

We had a net loss of $144,390 for the twelve months ended December 31, 2009 as compared to a net loss of $118,791 for the twelve months ended December 31, 2008. The increase is related to the reasons stated above.

Liquidity and Capital Resources

Our primary liquidity and capital resource needs are to finance the costs of our operations and to make capital expenditure.

We had no cash on hand as of December 31, 2009 and 2008.

We believe that we will continue to need investing and financing activities to fund operations.

Net cash used in operating activities was $37,042 during the twelve month period ended December 31, 2009, mainly representative of the decrease in accounts payable and net loss incurred during 2009. This compares to net cash used in operating activities of $37,527 for the twelve month period ended December 31, 2008 which resulted from a decrease in accounts payable.

Net cash provided by investing activities was $200 during twelve month period ended December 31, 2009, representing a sale of equipment. This compares to net cash provided by financing activities of $0 for the twelve month period ended December 31, 2008.

 Net cash provided by financing activities was $36,842 during twelve month period ended December 31, 2009, mainly representing the proceeds from related party notes. This compares to net cash provided by financing activities of $37,527 for the twelve month period ended December 31, 2008 due to proceeds from related party notes.

 Our expenses to date are largely due to rents for the office space, professional fees for financial services performed and the cost of sales for telephone communication costs.

 We believe that our results of financing activities will provide us with the necessary funds to satisfy our liquidity needs for the next 6 months. To the extent that such funds are insufficient, our principal stockholder has agreed to fund our operations for the next six-month period and beyond in the form of a loan or loans. However, there is no formal agreement with our principal stockholder, Greenwich Holdings LLC in writing or otherwise to do so and accordingly may not be enforced against Greenwich Holdings, Inc. in the event that it decides not to continue to fund the Company.

Working Capital

 As of December 31, 2009, we had current assets of $25,046 and current liabilities of $639,575 which result in working deficit of $614,529 compared to a working deficit of $537,506 as of December 31, 2008.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. However, future events are subject to change, and the best estimates and judgments routinely require adjustment. The amounts of assets and liabilities reported in our consolidated balance sheet, and the amounts of revenues and expenses reported for each of our fiscal periods, are affected by estimates and assumptions which are used for, but not limited to, the accounting for allowance for doubtful accounts, goodwill and intangible asset impairments, restructurings, inventory and income taxes. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition Policies

For the fiscal year 2009, the Company derives its primary revenue from the sources described below, which includes dial around revenues, coin collections, and telephone equipment repairs and sales. Other revenues generated by the company include commissions.

Dial around revenues are generated from calls to gain access to a different long distance carrier than is already programmed into the phone. Revenues from dial around calls are recorded based upon estimates until the coin collection revenues are generated when callers deposit coins into the phones to make calls. Coin revenues are recorded in an amount equal to the coins collected. Revenues on commissions and telephone equipment repairs and sales are realized when the services are provided.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Recent Accounting Pronouncement

In June 2008, the FASB finalized FASB ASC 815-40-15, which outlines a procedure to determine if an equity-linked financial instrument (or embedded feature) is indexed to its own common stock. FASB ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. The adoption of FASB ASC 815-40-15 did not have an impact on our financial position, results of operations or cash flows.

In May 2009, the FSAB issued FASB ASC 855 which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date–that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance relating to the “FASB Accounting Standards Codification” at FASB ASC 105, as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The codification is effective for interim periods ending after September 15, 2009. All existing accounting standards are superseded as described in FASB ASC 105. All other accounting literature not included in the Codification is non-authoritative. The adoption of FASB ASC 105 did not impact our results of operations, financial position or cash flows.

Glory Reach International Limited

Results of Operations

Comparison of Year Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve months periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Glory Reach was entered into after December 31, 2009 and during the periods indicated Qingdao Hongguan Shoe Co. Ltd. was the only entity in our combined business that had operations, the results of operations below refer only to that of Qingdao Hongguan Shoe Co. Ltd. China.

	Year Ended		Year Ended
	December 31, 2009		December 31, 2008
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$17,863,891	100%	$13,904,314	100%
Cost of sales	10,162,778	57%	8,246,592	59%
Gross profit	7,701,113	43%	5,657,722	41%
Selling, General and Administrative Expenses	969,645	5%	814,830	6%
Operating Income	6,731,468	38%	4,842,892	35%
Other income & interest expense	27,318	0%	4,704	0%
Income Before Income Taxes	6,758,786	38%	4,847,596	35%
Income taxes	1,689,697	9%	1,211,899	9%
Net income	$5,069,089	28%	$3,635,697	26%

Net Sales. Our net sales increased to $17,863,891 in the year ended December 31, 2009 from $13,904,314 in 2008, representing a 28% increase year-over-year. This increase was mainly due to an increase in the number of new stores and increase in sales volume at existing stores.

Cost of Sales. Our cost of sales increased to $10,162,778 in the year ended December 31, 2009 from $8,246,592 in the year of 2008, on account of more goods sold.  The cost of goods sold to sales ratio changed from 59% to 57%, mainly due to greater efficiencies in our cost control.

Gross Profit and Gross Margin. Our gross profit increased to $7,701,113 in the year ended December 31, 2009 from $5,657,722 in 2008. Gross profit as a percentage of net revenue was 43% and 41% for the year ended December 31, 2009 and 2008, respectively. The slight increase in the gross margin was primarily due to the ability to raise the selling price and greater efficiencies in cost control.

Selling, General and Administrative Expenses. Our selling, general and administration grew slightly to $969,645 in the year ended ended December 31, 2009 from $814,830 in year 2008. This increase was mainly due to our rapid growth as we increased sales volume.

Other Income. Other income increased to $27,318 in the year ended December 31, 2009 from $4,704 in 2008.

Income Before Income Taxes. Our income before income taxes increased to $6,758,786 in the year ended December 31, 2009 from $4,847,596 in 2008. This increase was due to the general expansion in our operational scope.

Income Taxes. Income tax increased to $1,689,697 in the year ended December 31, 2009 from $1,211,899 in 2008. The increase was due to an increase in income, as our income tax rate remained the same.

Net Income. In the year ended December 31, 2009, we generated a net income of $5,069,089 , an increase from $3,635,697 in 2008. This increase was primarily due to successful scaling out of our business model.

Liquidity And Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $61,131, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flows
(all amounts in U.S. dollars)

	Year Ended
	December 31,
	2009	2008
Net cash provided by operating activities	$9,846,859	$7,746,685
Net cash used in investing activities	(6,107,882)	(5,823,377)
Net cash used in financing activities	(3,799,530)	(1,874,600)
Effects of Exchange Rate Change on Cash	3,150	35,218
Net Increase (Decrease) in Cash	(57,403)	83,926
Cash at Beginning of the Year	118,534	34,608
Cash at End of the Year	61,131	118,534

Operating activities

Net cash provided by operating activities was $9,846,859 for the year ended December 31, 2009, as compared to $7,746,685 for the year ended December 31, 2008. The increase in net cash provided by operating activities was due to growth in the scope of our business.

Investing activities

Net cash used in investing activities for the year ended December 31, 2009 was $(6,107,882) as compared to $(5,823,377) for the year ended December 31, 2008. The increase in net cash used in investing activities was mainly due to additional purchase of property and equipment.

Financing activities

Net cash used in financing activities for the year ended December 31, 2009 was $(3,799,530), as compared to $(1,874,600) for the year ended December 31, 2008. The significant increase in net cash used in financing activities was mainly due to more distributions to shareholders during 2009.

We believe that our cash on hand and cash flows from operations will meet part of our present cash needs and we will require additional cash resources, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in the industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our revenue in some regions in the PRC, based on the seasonal changes in the weather and the tendency of customers to make purchases relating to their apparel suitable for the time of year.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.   Our revenues are usually higher in the first and fourth quarters due to seasonal purchases.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

Retail sales are recognized at the point of sale to customers, are recorded net of estimated returns, and exclude value added tax (“VAT”). Wholesales to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the years ended December 31, 2009 and 2008.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $440,775 and $437,665 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively.  For the years ended December 31, 2009 and 2008, other comprehensive income was $3,110 and $232,047, respectively.

Recent Accounting Pronouncements
Fair Value Measurements and Disclosures (Included in ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”).   FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset.  If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value.  FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive.  FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively.  The adoption of this standard had no material effect on the Company's financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1).   This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements.  This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods.  FSP 107-1 was effective for interim periods ending after September 15, 2009.  The adoption of FSP 107-1 had no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (To be included in ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”). SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  SFAS 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures.  This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities.  Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05.  ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009. The adoption of this standard had no material effect on the Company's financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605) “Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash.  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share).   The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification.  The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity.  The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.”  If an entity has previously adopted SFAS No.160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.  The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements.  This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).  This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation.  A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position.  A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques.  A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Glory Reach’s common stock is not trading and has not traded on any public trading market or stock exchange.
Datone common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol “DATI.OB”. Presented below is the high and low bid information of Datone’s common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. No bid quotations were available for any of quarterly periods for the year ended December 31, 2008.

Year Ended December 31, 2009:	High	Low
3/31/2009	$0.01	$0.00
6/30/2009	$0.10	$0.00
9/30/2009	$0.05	$0.00
12/31/2009	$0.05	$0.00

Year Ended December 31, 2010:	High	Low
3/31/2010	$0.55	$0.00

Our common shares are issued in registered form. Fidelity Transfer Co.  (Telephone: 801-562-1300; Facsimile: 801-233-0589) is the registrar and transfer agent for our common shares.

Approximate Number of Holders of Our Common Stock

As of March 30, 2010, there were approximately 256 stockholders of record of Datone common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.  Before the Share Exchange Transaction, Glory Reach had 10 stockholders of record.

Dividend Policy

Neither Datone nor Glory Reach has paid any cash dividends on its common stock. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Before the Share Exchange Transaction, Qingdao Shoes paid dividends to its stockholders.  Substantially all of our revenues are earned by Qingdao Shoes, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Recent Sales of Unregistered Securities

During the year ended December 31, 2009, we did not have any sales of securities that were not registered under the Securities Act of 1933, as amended.

On February 12, 2010, we issued 10,000 shares of our Series A Convertible Preferred stock (“Series A Preferred Stock”) to the shareholders of Glory Reach. The total consideration for the 10,000 shares of our Series A Preferred Stock was 10,000 ordinary shares of Glory Reach, which is all the issued and outstanding capital stock of Glory Reach. The number of our shares issued to the shareholders of Glory Reach was determined based on an arms-length negotiation. The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On February 10, 2010, we issued 3,136,768 shares of common stock to our landlord to extinguish approximately $47,052 of debt owed to Callaway Properties, our pre reverse acquisition landlord. Callaway Properties’ sole shareholder is Mary Passalaqua, wife of the Company’s former director and former secretary Joseph Passalaqua.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Purchases of Our Equity Securities

No repurchases of our common stock were made during the fourth quarter of our fiscal year ended December 31, 2009.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

The Company was originally incorporated in the State of Delaware on August 9, 2000. The Company operated as a wholly-owned subsidiary of USIP.COM, Inc. On August 24, 2006, USIP decided to spin-off its subsidiary companies, one of which was Datone, Inc.  Datone, Inc. was a provider of both privately owned and company owned payphones and stations in New York.  Because this business has not been successful, the Company was focused on the identification of suitable businesses with which to enter into a business opportunity or business combination until February 12, 2010, when it completed its reverse acquisition of Glory Reach.  Through Qingdao Shoes, its directly owned operating subsidiary in China, the Company is engaged in the business of designing and retailing branded footwear in Northern China.

On February 12, 2010, we completed a reverse acquisition transaction through a share exchange with Glory Reach and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Preferred Stock which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the former shareholders of Glory Reach became our controlling stockholders.

 Immediately following closing of the reverse acquisition of Glory Reach, one Shareholder transferred 337 of the 874 shares of Series A Preferred Stock issued to him under the share exchange to certain persons who provided services to Glory Reach’s subsidiaries, pursuant to share allocation agreements that the Shareholder entered into with such service providers.

Upon the closing of the reverse acquisition, Craig H. Burton, our President and Director, Joseph J. Passalaqua, our Secretary and Director, and Joseph Meuse, our Director, submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their position as our directors effective on March 18, 2010.  In addition, our board of directors on February 12 appointed Tao Wang (Chairman), Renwei Ma and Lanhai Sun to fill the vacancies created by such resignations, which appointments became effective on March 18, 2010.  In addition, our executive officers were replaced by the Qingdao Shoes’ executive officers upon the closing of the reverse acquisition.

FINANCIAL INFORMATION

Filed herewith are the following financial statements:

1.	Audited consolidated financial statements of Datone, Inc. and its subsidiaries for the fiscal years ended December 31, 2009 and 2008.
2.	Audited consolidated financial statements of Glory Reach International Limited for the fiscal years ended December 31, 2009 and 2008.
3.	Pro Forma financial statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Datone, Inc.
Liverpool, NY

We have audited the accompanying consolidated balance sheets of Datone, Inc. and Subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Datone, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit and has incurred losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

March 30, 2010

DATONE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current Assets
Commissions and sales receivable, net	$25,046	$29,151
Total Current Assets	25,046	29,151

Vehicles, net of accumulated depreciation of $66,259 and	-	-
$65,606, respectively	5,016	5,669

TOTAL ASSETS	$30,062	$34,820

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$118,252	$148,447
Accounts payable - related parties	2,095	-
Bank overdraft	8,402	8,313
Accrued liabilities	76,102	64,572
Short-term debt	-	7,091
Short-term debt - related parties, net of unamortized discounts of $12,159 and $0, respectively	434,724	338,234
Total Current Liabilities	639,575	566,657

STOCKHOLDERS' DEFICIT
Common Stock, .0001 par value 100,000,000 shares
authorized, 4,963,226 shares issued and outstanding	496	496
Additional paid-in capital	1,754,585	1,687,871
Accumulated deficit	(2,364,594)	(2,220,204)
Total Stockholders' Deficit	(609,513)	(531,837)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$30,062	$34,820

The accompanying notes are an integral part of these consolidated financial statements.

DATONE, INC.AND SUBSIDIARY
CONSOLIADTED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2009	2008

REVENUE	$116,439	$121,436

COST OF REVENUE
Depreciation	653	654
Cost of revenue	30,034	26,692
Total cost of revenue	30,687	27,346

Gross profit	85,752	94,090

OPERATING EXPENSES:
General and administrative	173,264	182,698
Gain on sale of equipment	(200)	-
Total operating expenses	173,064	182,698

Loss from operations	(87,312)	(88,608)

OTHER INCOME (EXPENSES)
Forgiveness of debt	4,845	-
Interest expense	(61,923)	(30,183)
Total other income (expenses)	(57,078)	(30,183)

NET LOSS	$(144,390)	$(118,791)

Net Loss Per Share - Basic and Diluted	$(0.03)	$(0.02)

Weighted Common Shares Outstanding -
Basic and Diluted	4,963,226	4,963,226

The accompanying notes are an integral part of these consolidated financial statements.

DATONE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2007	4,963,226	$496	$1,600,571	$(2,101,413)	$(500,346)

Imputed interest	-	-	21,300	-	21,300
Extinguishment of related party debt	-	-	66,000	-	66,000
Net Loss	-	-	-	(118,791)	(118,791)

Balances at December 31, 2008	4,963,226	496	1,687,871	(2,220,204)	(531,837)

Imputed interest	-	-	32,714	-	32,714
Debt discount from beneficial conversion feature	-	-	34,000	-	34,000
Net Loss	-	-	-	(144,390)	(144,390)

Balances at December 31, 2009	4,963,226	$496	$1,754,585	$(2,364,594)	$(609,513)

The accompanying notes are an integral part of these consolidated financial statements.

DATONE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(144,390)	$(118,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	653	653
Amortization of debt discount	21,841	-
Imputed interest	32,714	21,300
Forgiveness of debt	(4,845)	-
Related party debt issued for rent expense	60,000	60,000
Related party debt issued for interest expense	9,650	2,731
Gain on sale of equipment	(200)	-
Changes in operating assets and liabilities:
Receivables	4,105	6,832
Prepaid expenses	-	35
Accounts payable	(30,195)	(23,839)
Accrued expenses	11,530	13,552
Accounts payable - related party	2,095	-
Net Cash Used in Operating Activities	(37,042)	(37,527)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	200	-
Net Cash Provided by Investing Activities	200	-

CASH FLOWS FROM FINANCING ACTIVITIES
Bank Overdraft	89	4,773
Proceeds from related party debt	39,000	36,000
Payments made on debt	(2,247)	(3,246)
Net Cash Provided by Financing Activities	36,842	37,527

Net Change in Cash	-	-
Cash at Beginning of Period	-	-
Cash at End of Period	$-	$-

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$94	$5,585

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt discount from beneficial conversion feature	$34,000	$-
Forgiveness of related party debt	-	66,000

The accompanying notes are an integral part of these consolidated financial statements.

DATONE, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Datone, Inc. was originally incorporated on August 9, 2000 under the laws of the State of Delaware. Datone operated as a wholly-owned subsidiary of USIP. On August 24, 2006 USIP spun-off its subsidiary companies, one of which was Datone Inc. On February 1, 2008, Datone filed a Form 10-SB registration statement. On November 13, 2008, Datone went effective. Datone has 100,000,000 shares of stock authorized and a wholly owned Subsidiary Datone Tel., Inc.

Datone, Inc. and subsidiary (“Datone”) is currently a provider of both privately owned and company owned payphones (COCOT’s) and stations in New York. Datone receives revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, Datone also receives revenues from the service and repair of privately owned payphones, sales of payphone units and the sales of prepaid phone cards.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Datone’s payphones are located primarily in New York and usage of those phones may be affected by economic conditions in those areas.

Cash and Cash Equivalents

Datone considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents for purposes of classification in the balance sheets and statement of cash flows. Cash and Cash equivalents consists of cash in bank (checking) accounts.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the useful lives of the related assets, which range from five to seven years. Depreciation expense for the years ended December 31, 2009 and 2008 was $653 and $654, respectively.

Income Taxes

Income taxes are accounted for in accordance with FASB ASC 740, under which deferred income taxes are recognized using the asset and liability method by applying tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

Revenue Recognition

Datone derives its primary revenue from the sources described below, which includes dial around revenues, coin collections, and telephone equipment repairs and service. Other revenues generated by Datone include phone card sales, and commissions.

Dial around revenues are generated from calls to gain access to a different long distance carrier than is already programmed into the phone. Datone records a monthly accrual and adjusts the revenue to actual earned on a quarterly basis. The revenue is estimated monthly, based on prior quarter’s actual receipts. Datone uses prior quarter receipts as estimates because there has not been a significant change to total payphones in the previous few quarters. Also, historical figures have shown the revenue earned is not far different than estimates made. Revenues on commissions, phone card sales, and telephone equipment repairs and service are recognized when the services are provided.

The proceeds from the sales of pay telephones and other equipment are excluded from revenues and reported as other operating income.

Basic and Diluted Net Loss per Share

Basic and diluted loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during the year.

Recently Issued Accounting Pronouncements

In June 2008, the FASB finalized FASB ASC 815-40-15, which outlines a procedure to determine if an equity-linked financial instrument (or embedded feature) is indexed to its own common stock. FASB ASC 815-40-15 is effective for fiscal years beginning after December 15, 2008. The adoption of FASB ASC 815-40-15 did not have an impact on Datone’s financial position, results of operations or cash flows.

In May 2009, the FSAB issued FASB ASC 855 which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date–that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance relating to the “FASB Accounting Standards Codification” at FASB ASC 105, as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The codification is effective for interim periods ending after September 15, 2009. All existing accounting standards are superseded as described in FASB ASC 105. All other accounting literature not included in the Codification is non-authoritative. The adoption of FASB ASC 105 did not impact Datone’s results of operations, financial position or cash flows.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates Datone as a going concern. However, Datone has sustained substantial operating losses in recent years and has a working capital deficit of $614,529 and an accumulated deficit of $2,364,594 as of December 31, 2009. These conditions raise substantial doubt as to Datone’s ability to continue as a going concern. Datone’s ability to continue as a going concern is dependent upon obtaining the additional capital as well as additional revenue to be successful in its planned activity. Datone is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of Datone have committed to meeting its minimal operating expenses. Management believes that actions presently being taken to revise Datone’s operating and financial requirements provide them with the opportunity to continue as a going concern.

These financial statements do not reflect adjustments that would be necessary if Datone were unable to continue as a going concern. While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the going concern assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If Datone were unable to continue as a going concern, substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 3 – RELATED PARTY TRANSACTIONS

Datone has six notes payable to Joseph Passalaqua, a Director and shareholder of Datone. The notes are due on demand, unsecured and carry interest ranging from 10% to 18% per annum which is compounded on the unpaid principal and interest. The outstanding principal and interest on the notes was $52,359 and $38,730 as of December 31, 2009 and 2008, respectively.

Datone also has six convertible notes payable to Joseph Passalaqua. The notes were issued between April 30, 2009 and November 25, 2009. They are unsecured and bear interest at 8% per annum which is compounded on the unpaid principal and interest. The notes are convertible into common shares of Datone at a rate of $0.001 per share and mature between November 1, 2009 and May 26, 2010. The outstanding principal and interest on the notes was $35,021 as of December 30, 2009.

Datone leases office space from the wife of Joseph Passalaqua (Callaway Properties) at a monthly rate of $5,000. The rent expense is accrued as a related party note payable that is unsecured, due on demand and does not bear interest. Datone imputed interest on the note payable at a rate of 10% per annum. Imputed interest expense was $32,714 and $21,300 for the years ended December 31, 2009 and 2008, respectively. The unpaid balance on the loan was $359,503 and $299,503 as of December 31, 2009 and 2008, respectively.

NOTE 4 - DEBT

A summary of the debt outstanding at December 31, 2009 and December 31, 2008 is as follows:

	December 31,
	2009	2008
Unrelated Parties:
Note payable to bank, monthly installments of $261, interest of 4.5% per annum, maturing August 2009.	$-	$2,246

Note payable to Key Bank, interest of 9.25% per annum, due on demand.	-	4,845

Related Parties:
Note payable to Callaway Properties, no interest, due on demand	359,503	299,503

Notes payable to Joseph Passalaqua, interest of 10% to 18% per annum, due on demand	52,359	38,730

Convertible notes payable to Joseph Passalaqua, interest of 8% per annum, maturing November 1, 2009 – February 17, 2010, convertible at $0.001 per share	35,021	-
	446,883	345,325

Less: Unamortized discount from beneficial conversion feature	(12,159)	-

Total debt	$434,724	$345,325

Datone evaluated the Joseph Passalaqua convertible notes for derivative accounting consideration under FASB ASC 815-15 and FASB ASC 815-40. Datone determined the embedded conversion option in the convertible notes met the criteria for classification in stockholders’ equity under FASB ASC 815-15 and FASB ASC 815-40. Therefore, derivative accounting was not applicable for these convertible notes.

Datone then evaluated the conversion options under FASB ASC 470-20 and determined there was a beneficial conversion feature associated with the conversion options. Datone calculated the intrinsic value of the conversion options and recorded an aggregate discount on the loans of $34,000. The discount is being amortized over the life of the loans using the effective interest rate method. Amortization expense for the year ended December 31, 2009 was $21,841.

NOTE 5 – MAJOR CUSTOMERS

Datone received approximately 95% of total dial around and commissions revenue from two customers.

NOTE 6 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Net deferred tax assets consisted of the following as of December 31, 2009 and 2008:

	December 31,
	2009	2008
Deferred tax assets	$(922,192)	$(865,880)
Valuation allowance	922,192	865,880
Net deferred tax assets	$-	$-

At December 31, 2009 and 2008, Datone had net operating loss carry forwards of approximately $2,364,594 and $2,220,204, respectively that may be offset against future taxable income through 2028.

NOTE 7 – SUBSEQUENT EVENTS

On January 26, 2010, Datone formed a new entity, DT Communications, Inc., incorporated under the laws of the State of Delaware. DT Communications is a wholly owned subsidiary of Datone. Datone plans to spin-off all of its assets and liabilities to DT Communications.

On February 10, 2010, Datone issued 3,136,768 common shares to Calloway Properties to repay $43,500 of debt.

On February 12, 2010, Datone entered into and closed a Share Purchase and Exchange Agreement with Glory Reach International Limited, a Hong Kong limited company, its shareholders, Greenwich Holdings LLC, and Glory Reach’s wholly owned subsidiary Hongguan Shoes Co., Ltd., a People’s Republic of China limited company.  Pursuant to the Exchange Agreement, Datone acquired all of the outstanding shares of Glory Reach from the Glory Reach Shareholders; and the Glory Reach Shareholders transferred and contributed all of their Interests to us. In exchange, Datone issued to the Glory Reach Shareholders 10,000 shares of Series A Preferred Stock, which constituted 97% of Datone’s issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.  Therefore, Glory Reach became a wholly-owned subsidiary of Datone. The Share Exchange resulted in a change in control of the Company.

On February 12, 2010, Datone borrowed $15,000 from Joseph Passalaqua, a Director and shareholder of Datone. The note is unsecured, due on demand and bears interest at 18% per annum.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Glory Reach International Limited.
Hong Kong, PRC

We have audited the accompanying consolidated balance sheets of Glory Reach International Limited. (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

April 16, 2010

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
Current assets
Cash	$61,131	$118,534
Accounts receivable	98,962	3,534
Inventories	344,512	189,535
Prepaid expenses	57,311	58,490
Due from related parties	-	4,373,588

Total current assets	561,916	4,743,681

Property, plant and equipment, net	930,451	602,831
Intangible assets	208,167	213,008

Total Assets	$1,700,534	$5,559,520

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term loans	$718,830	$704,160
Accounts payable	15,727	546
Taxes payable	2,627	2,114
Duet to related parties	221,871	-

Total current liabilities	959,055	706,820

Long-term debt	249,390	-

Total Liabilities	$1,208,445	$706,820

Shareholders' Equity
Common shares, authorized, issued and outstanding; 10,000 and 10,000 shares respectively, par value $0.129 per share	1,290	1,290
Additional paid-in capital	319,190	319,190
Accumulated other comprehensive income	440,775	437,665
Retained earnings (deficits)	(269,166)	4,094,555

Total Shareholders' Equity	$492,089	$4,852,700

Total Liabilities and Shareholders' Equity	$1,700,534	$5,559,520

The accompanying notes are an integral part of these consolidated financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Net sales	$17,863,891	$13,904,314
Cost of goods sold	10,162,778	8,246,592

Gross profit	7,701,113	5,657,722
Operating expenses:
Selling, general and administrative expenses	907,807	759,470
Depreciation and Amortization Expense	61,838	55,360

Profit from operations	6,731,468	4,842,892

Other income (expense)
Other income	87,966	57,660
Interest income	1,144	8,949
Interest (expense)	(61,792)	(61,905)

Income before income taxes	6,758,786	4,847,596

Income taxes	1,689,697	1,211,899

Net income	$5,069,089	$3,635,697

Net income per share - basic and diluted	$507	$364

Weighted average shares outstanding	10,000	10,000

Net income	$5,069,089	$3,635,697
Other comprehensive income
Foreign currency translation	3,110	232,047

Comprehensive income	$5,072,199	$3,867,744

The accompanying notes are an integral part of these consolidated financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,069,089	$3,635,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,838	55,360
Changes in operating assets and liabilities:
Accounts receivable	(95,428)	1,028
Inventories	(154,977)	246,700
Prepaid expenses	1,179	10,427
Accounts payable	15,180	(2,527)
Tax payable	4,949,978	3,800,000
Net cash provided by operating activities	9,846,859	7,746,685

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to related party	(5,723,550)	(5,785,433)
Purchase of property and equipment	(384,332)	(37,944)
Net cash used in investing activities	(6,107,882)	(5,823,377)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to shareholders	(4,063,590)	(1,874,600)
Proceeds from loans	1,701,720	850,860
Repayments on loans	(1,437,660)	(850,860)
Net cash used in financing activities	(3,799,530)	(1,874,600)

Effect of exchange rate changes on cash	3,150	35,218

Net increase (decrease) in cash	$(57,403)	$83,926

Cash, beginning of year	118,534	34,608

Cash, end of year	$61,131	$118,534

SUPPLEMENTARY DISCLOSURE:

Interest paid	$61,792	$61,905
Income tax paid	$3,763	$2,539

NON-CASH INVESTING AND FINANCING ACTIVITIES
Transfer of taxes payable to due from related party	$4,949,466	$3,799,872
Transfer of shareholder distribution to due from related party	$5,251,860	$-

The accompanying notes are an integral part of these consolidated financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock	Additional Paid- in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Shareholders' Equity
Balance, December 31, 2007	$1,290	$319,190	$205,618	$2,333,458	$2,859,556

Distribution to shareholders	-	-	-	(1,874,600)	(1,874,600)
Net income	-	-	-	3,635,697	3,635,697
Foreign currency translation gain	-	-	232,047	-	232,047

Balance, December 31, 2008	$1,290	$319,190	$437,665	$4,094,555	$4,852,700

Distribution to shareholders	-	-	-	(9,432,810)	(9,432,810)
Net income	-	-	-	5,069,089	5,069,089
Foreign currency translation gain	-	-	3,110	-	3,110

Balance, December 31, 2009	$1,290	$319,190	$440,775	$(269,166)	$492,089

The accompanying notes are an integral part of these financial statements

GLORY REACH INTERNATIONAL LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Qingdao Hongguan Shoes Co., Ltd. (”Hongguan”) was incorporated on March 11, 2003 in Jimo County, Qingdao City, Shandong Province, People’s Republic of China (the “PRC”) with registered capital of $320,480. Prior to December 18, 2009, Mr. Tao Wang owned 80% of Hongguan and the remaining 20% was owned by Mr. Renwei Ma. Starting from December 18, 2009, Mr. Tao Wang owned 80% of Hongguan, Mr. Renwei Ma owned 15% and Mr. Wenyi Chen owned the remaining 5% of Hongguan. Hongguan is the owner of the brand name “Hongguan” and principally engaged in the wholesale and retail sales of fashion footwear primarily in the northeast region of China.

Glory Reach International Limited (the “Company”) was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company. Mr. Tao Wang, the controlling interest holder of Hongguan also controls the Company. On February 8, 2010, also pursuant to the restructuring plan, the Company acquired 100% of the equity interests in Hongguan.

Since the Company and Hongguan are under common control, for accounting purposes, the acquisitions of Hongguan has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements reflect the financial position, results of operations and cash flows of the Company and all of its wholly owned and majority owned subsidiaries as of December 31, 2009 and 2008, and for the years ended December 31, 2009 and 2008. All intercompany items are eliminated during consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade receivables. As of December 31, 2009 and 2008, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company rarely extends credit to its customers. The Company generally does not require collateral for trade receivables and has not experienced any credit losses in collecting the trade receivables.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $440,775 and $437,665 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2009 and 2008, other comprehensive income was $3,110 and $232,047, respectively.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Inventories

Merchandise inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analysis. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Life
Plant and building	20 years
Office furniture and equipment	5 years
Transportation equipment	5 years

Land Use Rights

Land use right is stated at cost less accumulated amortization.  Amortization is provided using the straight-line method over the designated terms of the lease of 50 years obtained from the relevant PRC land authority.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable.  An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.  There was no impairment of long-lived assets for the years ended December 31, 2009 and 2008.

Revenue Recognition

Retail sales are recognized at the point of sale to customers, are recorded net of estimated returns, and exclude value added tax (“VAT”).  Whole-sales to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis.

Cost of Sales

Cost of sales includes the cost of merchandise, buying costs, and occupancy costs.

Advertising Expense

The Company expenses cost of advertising, including the cost of TV commercials, outdoor bulletin boards, promotional materials, and in-store displays as advertising expense, when incurred.  Advertising expenses included in selling, general and administrative expenses were $87,966 and $57,660 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  There was no deferred tax asset or liability for the years ended December 31, 2009 and 2008.

Value Added Taxes

The Company is subject to value added tax (“VAT”) for selling merchandise.  The applicable VAT rate is 17% for products sold in the PRC.  The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT).  Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued.  The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.  In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

VAT on sales and VAT on purchases amounted to $3,038,726 and $83,851, respectively, for the year ended December 31, 2009.  VAT on sales and VAT on purchases amounted to $2,405,548 and $81,464, respectively, for the year ended December 31, 2008.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.  The three levels are defined as follows:

●       Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●       Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●       Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

It is management’s opinion that as of December 31, 2009 and 2008, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments (less than two years) and that interest rates on the borrowings approximately those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates. The carrying amounts of the loans approximately their fair values because the applicable interest rates approximate current market rates.

Recent Accounting Pronouncements

Fair Value Measurements and Disclosures (Included in ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”).  FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset.  If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value.  FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive.  FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively.  The adoption of this standard had no material effect on the Company's financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1).  This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements.  This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods.  FSP 107-1 was effective for interim periods ending after September 15, 2009.  The adoption of FSP 107-1 had no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (To be included in ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”). SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  SFAS 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures.  This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities.  Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05.  ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009.  The adoption of this standard had no material effect on the Company's financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605) “Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets.  In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).  The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity.  The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash.  The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share).   The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification.  The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity.  The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.”  If an entity has previously adopted SFAS No.160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009.  The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.  The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements.  This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).  This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation.  A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position.  A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques.  A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.  The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The management does not expect the adoption of this ASU to have a material impact on the Company’s financial statements.

NOTE 3 – INVENTORY

As of December 31, 2009 and 2008, inventory consists of the following:

	December 31, 2009	December 31, 2008

Finished goods	$344,512	$189,535

Total inventory	$344,512	$189,535

NOTE 4 - PREPAID EXPENSES

As of December 31, 2009 and 2008, the prepaid expenses consisted of the following:

	December 31, 2009	December 31, 2008

Retail store rental prepayment	$18,778	$18,778
Prepaid to suppliers	38,533	39,712

Total prepaid expenses	$57,311	$58,490

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2009 and 2008, property, plant and equipment consisted of the following:

	December 31, 2009	December 31, 2008

Plant and building	$1,096,639	$731,918
Office furniture and equipment	24,789	12,304
Transportation equipment	155,763	148,314

Total at cost	1,277,191	892,536
Less: Accumulated depreciation	(346,740)	(289,705)

Total property, plant and equipment, net	$930,451	$602,831

Depreciation for the years ended December 31, 2009 and 2008 was $57,000 and $50,603 respectively.

NOTE 6 - INTANGIBLE ASSETS

The Company obtained the right from the relevant PRC land authority for fifty years to use the land on which the office premises and warehouse of the Company are situated.  As of December 31, 2009 and 2008, intangible assets consisted of the following:

	December 31, 2009	December 31, 2008

Cost of land use rights	$242,055	$242,055
Less: Accumulated amortization	(33,888)	(29,047)

Total intangible assets, net	$208,167	$213,008

Amortization expense for the years ended December 31, 2009 and 2008 was $4,838 and $4,757 respectively.

NOTE 7 - SHORT TERM LOANS

Short-term loans are due to two financial institutions which are normally due within one year.  As of December 31, 2009 and December 31, 2008, the Company’s short term loans consisted of the following:

	December 31, 2009	December 31, 2008

Jimo Rural Cooperative Bank of Qingdao (JMRB), two 12-month bank loans both due in November 2009, bear interest at 10.85% average, secured by third parties and repaid in November 2009.	$-	$293,400

Bank of Qingdao Jimo Branch (BOQ), 12-month bank loan due in September 2009, bears interest at 8.25% average, pledged by Company's building and land use right and repaid in August 2009.	-	410,760

JMRB, two 12-month bank loans both due in November 2010, bears annual interest at 7.965% average, secured by third parties	293,400	-

BOQ, 12-month bank loan due in September 2010, bears annual interest at 6.372% average, pledged by Company's building and land use right	425,430	-

Total short-term debt	$718,830	$704,160

The above indebtedness to JMRB at December 31, 2009 and 2008 has been guaranteed by two unrelated companies.

NOTE 8 – LONG TERM LOANS

On December 16, 2009, the Company entered into a 2-year loan agreement with JMRB. The Company borrowed $249,390 with an annual interest rate equal to 7.02% and is due in December 2011. The loan is guaranteed by the relatives of Mr. Tao Wang, the CEO and major shareholder of the Company and is collateralized by the property of his relatives.

NOTE 9 - RELATED PARTY BALANCES AND TRANSCATIONS

Due from related party

Due from related party at December 31, 2008 is receivables from Mr. Tao Wang, the CEO and major shareholder of the Company in the amount of $4,373,588. Theses borrowings bear no interest and were repaid in 2009. As of December 31, 2009, the recorded balance of due from related parties was Nil.

Due to related party

The Company borrowed money from Mr. Tao Wang, the CEO and major shareholder of the Company. These borrowings bear no interest and no repayment terms, which is due on demand. As of December 31, 2009 and December 31, 2008, the balances of such loans are $104,511 and Nil respectively.

The Company declared distribution and paid dividends to the shareholders in 2009. The balance of dividend payable was $117,360 and Nil as of December 31, 2009 and 2008 respectively, which represented the dividend payable to Mr. Renwei Ma, the shareholder of the Company.

Related party transactions

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all tax liabilities before December 31, 2009. As of December 31, 2009 and 2008, the assumed amount was $4,949,466 and $3,799,872, respectively, which mainly included VAT tax payable and income tax payable. According to PRC tax law, late or deficient tax payment could subject to significant tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noting that the Company had paid off all its tax liability by December 21, 2009.

During year 2009, the Company advanced to Mr. Tao Wang with the total amount of $5,723,550.

During year 2009, the Company distributed $9,432,810 to its shareholders, Mr. Tao Wang and Mr. Renwei Ma, in which $4,063,590 was distributed in cash, $5,251,860 was used to offset advance to Mr. Tao Wang and the remaining $117,360 was the dividend payable to Mr. Renwei Ma that the Company expects to pay in the first quarter of 2010.

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the years ended December 31, 2009 and 2008, related party rent expense of $17,593 and $17,298, respectively, was included in total rent expense of the year.

The Company leases one of its warehouse buildings to Weidong, Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the year ended December 31, 2009 and 2008, the Company recorded other income of $87,966 and $57,660, respectively, from leasing the aforementioned building and advertising expense of the same amount respectively.

NOTE 10 – OPERATING LEASES

The Company leases store spaces under noncancelable operating leases expiring at various dates through 2013. Rent expense was $90,165 and $88,652 for the years ended December 31, 2009 and 2008, respectively.

Future minimum lease payments at December 31, 2009 are as follows:

Year:
2010	86,647
2011	50,727
2012	8,797
2013	4,398
$150,569

NOTE 11 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments in 2009 and 2008 respectively.

	2009	2008

Income before income taxes	$6,758,786	$4,847,596

Income taxes	$1,689,697	$1,211,899

There is no significant temporary difference between book and tax income.

The Company has no United States corporate income tax liabilities as of December 31, 2009 and 2008.

The following table reconciles the U.S. statutory corporate income rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008

US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%

Tax per financial statements	25.0%	25.0%

NOTE 12 – SHAREHOLDERS’ EQUITY

During year 2009, the Company distributed $9,432,810 to its shareholders, Mr. Tao Wang and Mr. Renwei Ma, in which $4,063,590 was distributed in cash, $5,251,860 was used to offset advance to Mr. Tao Wang and the remaining $117,360 was the dividend payable to Mr. Renwei Ma that the Company expects to pay in the first quarter of 2010.

During year 2008, the Company distributed $1,874,600 to its two owners, Mr. Tao Wang and Mr. Renwei Ma.

NOTE 13 – COMMITMENTS AND CONTINGECIES

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs.  Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurances as well as administrative fines.  As the Company believes that these fines would not be material, no provision has been made in this regard.

Guarantees

At December 31, 2009, we had two outstanding guarantees provided to two unrelated companies for the amount of $293,400 and $146,700, respectively.  The two unrelated companies also provided guarantees to us for a bank loan amounted $293,400 (Note 7).

Tax liabilities

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all the tax liabilities before December 31, 2009.  As of December 31, 2009 and 2008, the assumed amount was $4,949,466 and $3,799,872, respectively, which mainly included VAT tax payable and income tax payable. According to PRC tax law, late or deficient tax payment could subject to tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noting that the Company had paid off all its tax liability by December 21, 2009.

NOTE 14 - OPERATING RISKS

(a)  Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in a material adverse effect upon the Company’s business and financial condition.

(b)  Exchange risk

The Company cannot guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(c)  Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates.  The Company does not have any derivative financial instruments as of December 31, 2009 and 2008 and believes its exposure to interest rate risk is not material.

NOTE 15 – CONCENTRATION

During the years ended December 31, 2009 and 2008, the sales generated by the Company’s owned stores accounted for 15.6% and 15% of total sales, respectively.

NOTE 16 - SUBSEQUENT EVENTS

On February 12, 2010, the Company entered into and closed a Share Purchase and Exchange Agreement (the “Exchange Agreement”) with Datone, Inc., a Delaware public shell company. Pursuant to the Exchange Agreement, Datone, Inc. acquired all of the outstanding shares of the Company. In exchange, Datone, Inc. issued to the Company shareholders, their designees or assigns, 10,000 shares of its Series A Preferred stock, which constituted 97% of its issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement Therefore, the Company became a wholly-owned subsidiary of Datone, Inc. The share exchange resulted in a change in control of Datone, Inc. The transaction is deemed as a reverse merger and the Company is deemed as the accounting acquirer.

The Company obtained an eleven-month loan from JMRB in January 2010, with principal amount of $440,100 bearing monthly interest of 0.66375% and matures in December 2010.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2009
GLORY REACH INTERNATIONAL LIMITED

	GLORY REACH				PRO-FORMA
	INTERNATIONAL		PRO-FORMA		CONSOLIDATED
	LIMITED	DATONE, INC	ADJUSTMENTS		BALANCE SHEET
ASSETS
Current assets
Cash	$61,131	$-	$-		$61,131
Accounts receivable	98,962	25,046	(25,046)	a	98,962
Inventories	344,512	-	-		344,512
Prepaid expenses	57,311	-	-		57,311
Due from related party	-	-	-		-

Total current assets	561,916	25,046	(25,046)	a	561,916

Property, plant and equipment, net	930,451	5,016	(5,016)	a	930,451
Intangible assets	208,167	-	-		208,167

Total Assets	$1,700,534	$30,062	$(30,062)		$1,700,534

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$15,727	$118,252	$(118,252)	a	$15,727
Accounts payable - related parties	-	2,095	(2,095)	a	-
Bank overdraft	-	8,402	(8,402)	a	-
Accrued liabilities	-	76,102	(76,102)	a	-
Taxes payable	2,627	-	-		2,627
Due to related parties	221,871	-	-		221,871
Short-term debt - related parties	-	434,724	(434,724)	a	-
Short-term loans	718,830	-	-		718,830

Total current liabilities	959,055	639,575	(639,575)		959,055

Long-term debt	249,390	-	-		249,390

Total Liabilities	$1,208,445	$639,575	$(639,575)		$1,208,445

Shareholders' Equity
Convertible series A preferred stock, 1,000,000 authorized, 10,000 shares issued and outstanding, par value $.0001	-	-	1	c	1
Common Stock	1,290	496	(1,290)	b	496
Additional paid-in capital	319,190	1,754,585	(1,753,792)	b	319,983
Accumulated other comprehensive income	440,775	-	-		440,775
Retained earnings	(269,166)	(2,364,594)	2,364,594	b	(269,166)

Total Shareholders' Equity	492,089	(609,513)	609,513		492,089

Total Liabilities and Shareholders' Equity	$1,700,534	$30,062	$(30,062)		$1,700,534

The accompanying notes are an integral part of these financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2009
GLORY REACH INTERNATIONAL LIMITED

					PRO-FORMA
	GLORY REACH				CONSOLIDATED
	INTERNATIONAL		PRO-FORMA		STATEMENT OF
	LIMITED	DATONE, INC	ADJUSTMENTS		OPERATION

Net sales	$17,863,891	$116,439	$(116,439)	a	$17,863,891
Cost of sales	10,162,778	30,687	(30,687)	a	10,162,778

Gross profit	7,701,113	85,752	(85,752)		7,701,113

Operating expenses:
Selling, general and administrative expenses	907,807	173,064	-		1,080,871
Depreciation and amortization expense	61,838	-	-		61,838

Profit from operations	6,731,468	(87,312)	(85,752)		6,558,404

Other income (expenses):
Other income	87,966	4,845	-		92,811
Interest income	1,144	-	-		1,144
Interest expense	(61,792)	(61,923)	-		(123,715)

Income before income taxes	6,758,786	(144,390)	(85,752)		6,528,644

Income taxes	1,689,697	-	-		1,689,697

Net income	$5,069,089	$(144,390)	$(85,752)		$4,838,947

Other comprehensive income
Foreign currency translation	3,110	-	-		3,110

Comprehensive income	$5,072,199	$(144,390)	$(85,752)		$4,842,057

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

In February, 2010, Glory Reach International Limited (the “Company”) completed a reverse acquisition transaction through a share exchange with Datone, Inc. (“Datone”), whereby Datone acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,000 shares of the Series A Convertible Preferred Stock of Dadone. As a result of the reverse acquisition, the Company became Datone’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Datone.  The share exchange transaction with Datone was treated as a reverse acquisition, with the Company as the accounting acquirer and Datone as the acquired party.

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Datone, the historical operations of the Company and the operations of Datone from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on December 31, 2009 (as to the balance sheet) and on January 1, 2009 (as to the income statements).

Audited financial statements of the Company and Datone have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Datone and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)
To reflect the spinoff of Datone, Inc.’s assets and liabilities to DT Communications, Inc. As part of the agreement, the assets and liabilities of Datone, Inc. will be spun off to DT Communications, Inc. after the reverse merger.

(b)
To eliminate the equity of the accounting acquiree, Datone, Inc., and to reflect the recapitalization of the common stock and additional paid in capital of the Company as a result of the reverse merger.

(c)	To reflect the issuance of the convertible Series A preferred stock of 10,000 shares per the Share Exchange Agreement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

DATONE, INC.
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That by unanimous written consent of the Board of Directors of Datone, Inc. (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and requesting a majority of the stockholders of the Corporation to give their consent in writing thereto.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article I of the Certificate of Incorporation of the Corporation be amended and restated to read as follows:

The name of the corporation is “Qingdao Footwear, Inc.”

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be amended by adding the following paragraph at the end thereof:

“Effective as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Delaware the outstanding shares of common stock of the Corporation on the basis that 27 of such shares of common stock shall become one (1) share of common stock without changing the par value of the shares of the Corporation (the “Reverse Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a majority of the stockholders of said corporation gave their consent in writing to the preceding resolutions in lieu of meeting of stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed this _____ day of April, 2010.

By:
Tao Wang, Chief Executive Officer